SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2003

Centex Corporation
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

1-6776 (Commission File Number)	75-0778259 (IRS Employer Identification No.)

2728 N. Harwood, Dallas, Texas (Address of principal executive offices)	75201 (Zip code)

(214) 981-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address if changed from last report)

Item 7. Financial Statements and Exhibits.

Exhibit
Number	Description

99.1	Press Release dated March 5, 2003.

Item 9. Regulation FD Disclosure.

     Centex Corporation (NYSE: CTX) announced that unit sales at Centex Homes for January and February were about 18% higher than sales during the same period a year ago (15% higher excluding an acquisition completed early in January 2003).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTEX CORPORATION

By:	/s/	Raymond G. Smerge

	Name:	Raymond G. Smerge
	Title:	Executive Vice President,
Chief Legal Officer and Secretary

Date: March 5, 2003

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated March 5, 2003.